A&B RETIREMENT PLAN FOR OUTSIDE DIRECTORS
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                                AMENDMENT NO. 2
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      The A&B Retirement Plan for Outside Directors, as amended and restated
effective February 1, 1995, is hereby amended, effective October 25, 2000, as follows:

      1. Section 3.02 is hereby amended by replacing the first paragraph thereof with the following:

           "3.02.  CHANGE IN CONTROL.  Upon the occurrence of a "Change in Con-
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      trol," as defined hereafter, the Plan shall immediately and automatically terminate. Upon such a termination, the interest of each Participant shall become due and payable as described in Sec-tions 3.02(a) and 3.02(b) below; provided, however, that, if the terms of the Change in Control provide, as a prerequisite to the consummation of the Change in Control, that A&B's responsibilities under this Plan are to be assumed by the successor organization, then the Plan shall not terminate and no lump-sum payment shall be made to any Participant. For purposes of this provision, a "Change in Control" shall mean a change in control of A&B of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether or not A&B in fact is required to comply with Regulation 14A thereunder; provided that, without limi-tation, such a change in control shall be deemed to have occurred if:

            (i) any "person" (defined, for purposes of this Section 3.02, as such term is used in Sections 13(d) and 14(d) of the 1934 Act) is or becomes the "beneficial owner" (defined, for purposes of this Sec-tion 3.02, as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of A&B representing 35% or more of the com-bined voting power of A&B's then outstanding securities;

            (ii) at least a majority of the Board of Directors of A&B ceases to consist of (a) individuals who have served continuously on the Board of Directors of A&B since January 1, 2000 and (b) new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of A&B) whose election, or nomination for election by A&B's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who shall at that time have served continuously on the Board of Directors of A&B since January 1, 2000 or whose election or nomination was previously so approved;

            (iii) there is consummated a merger or consolidation of A&B or any direct or indirect subsidiary of A&B with any other entity, other than (a) a merger or consolidation immediately following which the individuals who comprise the Board of Directors of A&B immediately prior thereto constitute at least a majority of the board of directors of A&B, the entity surviving such merger or consolidation or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of A&B (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of A&B (not including in the securities beneficially owned by such person any securities acquired directly from A&B or its affiliates) representing 35% or more of the combined voting power of A&B's then outstanding securities; or

             (iv) the stockholders of A&B approve a plan of complete liquidation or dissolution of A&B or there is consummated an agreement for the sale or disposition by A&B of all or substantially all of A&B's assets, other than a sale or disposition by A&B of all or sub-stantially all of A&B's assets to an entity at least a majority of the board of directors of which or of any parent thereof is comprised of individuals who comprised the Board of Directors of A&B immediately prior to such sale or disposition.

      Notwithstanding the foregoing, a Change in Control of A&B shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of A&B immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of A&B immediately following such transaction or series of transactions."

      2. Except as modified by this Amendment No. 2, all terms and provisions of the A&B Retirement Plan for Outside Directors shall continue in full force and effect.


      IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused its authorized officers to affix the corporate name and seal hereto this 25th day of October, 2000.


                                    ALEXANDER & BALDWIN, INC.

                                    By /s/ John F. Gasher
                                       Its Vice President

                                    By /s/ Alyson J. Nakamura
                                       Its Secretary